                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                TRIMEDYNE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                TRIMEDYNE, INC.
                       P.O. BOX 57001, 2801 BARRANCA RD.
                             IRVINE, CA 92619-7001

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN, that the Annual Meeting of the Stockholders of Trimedyne, Inc. (the "Company") will be held on September 16, 1998 at 10:00 A.M. at 2801 Barranca Road, Irvine, CA 92606 for the election of one Class 1 director of the Company to hold office for a three year period and until his/her successor has been duly elected and qualified and to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on August 10, 1998, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting.

     If you do not expect to be personally present at the meeting, but wish your stock to be voted for the business to be transacted thereat, the Board of Directors requests that you fill in, sign and date the enclosed proxy and promptly return it by mail in the envelope provided.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          MARVIN P. LOEB
                                          Chairman

August 24, 1998

                             YOUR VOTE IS IMPORTANT

IF YOU CANNOT BE PRESENT, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                         THANK YOU FOR ACTING PROMPTLY

                                TRIMEDYNE, INC.
                       P.O. BOX 57001, 2801 BARRANCA RD.
                             IRVINE, CA 92619-7001
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 16, 1998

                                  INTRODUCTION

     The Annual Meeting of Stockholders ("Annual Meeting") is called to elect one person as a Class 1 director of the Board of Directors of Trimedyne, Inc. (the "Company") for a three year period. The meeting, however, will be open for the transaction of such other business as may properly come before the meeting although, as of the date of this proxy statement, management does not know of any other business that will come before the meeting. If any other matters do come before the meeting, the persons named in the enclosed form of proxy are expected to vote said proxy in accordance with their judgment on such matters.

     This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about August 24, 1998. A copy of the Annual Report for the fiscal year ended September 30, 1997, which includes audited financial statements, is included herewith.

     The solicitation of proxies in the accompanying form is made by, and on behalf of, the Board of Directors, and no compensation will be paid therefor. There will be no solicitation of proxies other than by mail or personal solicitation by officers and employees of the Company. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy material to the beneficial owners of shares held of record by such persons, and such persons will be reimbursed by the Company for reasonable expenses incurred by them in connection therewith. A stockholder executing the accompanying proxy has the power to revoke it at any time prior to the exercise thereof by filing with the Secretary of the Company:
(i) a duly executed proxy bearing a later date; or (ii) a written instrument revoking the proxy; or (iii) by attending the Annual Meeting and voting in person.

                               VOTING SECURITIES

     The Board of Directors has fixed the close of business on August 10, 1998, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting.

     As of August 1, 1998, the outstanding capital stock of the Company consisted of 10,905,956 shares of Common Stock. Each share of Common Stock is entitled to one vote in all matters.

     The shares for which the accompanying proxy is solicited will be voted FOR the proposals described herein, if no direction to the contrary is given, provided that the proxy is executed and returned by the stockholder prior to the annual meeting.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth the name of each beneficial owner of more than five percent of the Company's Common Stock known to the Company, by each director of the Company, by each named executive officer, and by all directors and executive officers as a group, the number of shares beneficially owned by such persons as of July 30, 1998 and the percent of the class so owned. Each person named in the table has sole investment and sole voting power with respect to the shares of Common Stock set forth opposite his name, except as otherwise indicated. All shares are directly owned or are held for the stockholder in street name, except as otherwise indicated.

                                   NAME AND ADDRESS(A)         AMOUNT AND NATURE OF   PERCENT OF CLASS
      TITLE OF CLASS               OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP     OUTSTANDING
      --------------               -------------------         --------------------   ----------------
                             MAJOR SHAREHOLDER
Common Stock                 Marvin P. Loeb                          633,000(1)             5.8%
  $.01 Par Value
                             DIRECTORS AND EXECUTIVE OFFICERS
                             Donald Baker                             20,000(2)              *
                             Bruce N. Barron                          40,000(2)              *
                             Richard F. Horowitz                      40,000(2)              *
                             Charisse E. Chel                          4,000(2)              *
                             Dean Crawford                            42,010(3)              *
                             Richard Demmer                           26,426(4)              *
                             Susan Gamble                             15,600(2)              *
                             Hope Sherwood                            19,600(2)              *
                             All Directors and Executive
                              Officers as a Group (10 persons)       840,636(5)             7.7%

---------------
(A) Each address above is "in care of" the Company.

(1) Includes 559,000 shares held by Mr. Loeb and his wife, 8,000 shares held by his wife, and non-qualified currently exercisable options to purchase 66,000 shares. (See "EXECUTIVE COMPENSATION"). Mr. Loeb is also a director and CEO of the Company.

(2)  Consists solely of currently exercisable stock options.

(3)  Includes currently exercisable options to purchase 41,810 shares.

(4)  Includes currently exercisable options to purchase 19,300 shares.

(5) Includes currently exercisable options to purchase 266,310 shares, which includes the options referred to in notes 1 through 4 above.

 *   Represents less than 1%.

                                     ITEM I

                             ELECTION OF DIRECTORS

     At the Annual Meeting, one Class I director is to be elected to hold office for a three year period and until his/her successor has been duly elected and qualified. The Company's by-laws provide for a Board of Directors comprised of seven directors, divided into three groups, each with terms of three years. There are currently three vacancies on the Board of Directors.

     The election of directors requires the affirmative vote of at least a majority of shares present or represented at the Annual Meeting at which a quorum (one-third of the outstanding shares) is present or represented. It is the intention of the persons named in the accompanying proxy form to vote FOR the election of the person named in the table below as a director of the Company, unless authority to do so is withheld. In the event that the below listed nominee for director should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy form have the right to use their discretion to vote for a substitute.

     The following table sets forth the name and age of the current nominees and of each Class 2 and Class 3 director (whose term does not expire at the Annual Meeting) and the year he was first elected a director:

     NAME AND YEAR APPOINTED TO THE BOARD             POSITION HELD           AGE
     ------------------------------------             -------------           ---
Nominee for Class 1 Director
Bruce N. Barron (1988)........................  Director                      43
Present Class 2 Director
Donald Baker (1983)...........................  Director                      69
Present Class 3 Directors
Marvin P. Loeb (1978).........................  Chairman of the Board,        71
                                                President, Chief Executive
                                                Officer and Director
Richard F. Horowitz (1983)....................  Director                      57

     Bruce N. Barron has been a director of the Company since August 1988 and was also a director of the Company from May 1980 to March 1983. He also has been a director of Cardiodyne, Inc. (formerly Trioptic Laser, Inc.) since May 1992. Since April 1995 he has been President and CEO of Molecular Geriatrics Corporation, a privately owned company developing pharmaceuticals to treat and a diagnostic to detect, Alzheimer's Disease, having been Chief Financial Officer since September 1993 and a director since June 1994. He was Chief Financial Officer and a director of Gynex Pharmaceuticals, Inc. (now BioTechnology General Corporation), from May 1985 to August 1993 and Secretary from November 1985 to July 1989. He was Vice President-Finance and a director of Contracap, Inc. from April 1988 to June 1993, a director of Petrogen, Inc. from July 1990 to April 1992; President and Chief Executive Officer of Pharmos, Inc., a biotechnology company, from July 1990 to October 1992, a director of Pharmos, Inc., from August 1988 to October 1992, and from July 1985 to July 1986 (Vice President Finance from July 1985 to July 1987); a director of Xtramedics, Inc. from September 1988 to June 1994, Vice Chairman and Chief Executive Officer from September 1989 to February 1994 and Vice President-Finance from September 1988 to September 1989; a director of Automedix Sciences (now COMC, Inc.) since 1984 and Secretary/Treasurer since December 1987; Treasurer, Chief Financial Officer and a director of Direct Therapeutics, Inc. (a privately owned company developing therapeutics for the treatment of cancer) since June 1991; a director of Applied Starch Technologies (a privately owned company developing starch based products) since January 1992; a director of Cardiomedics, Inc. since May 1986 and a director of Toll Coating Services, a privately owned company providing specialty coating to various industries since January 1995. He has served without compensation from time to time since 1978 as a director, Secretary and/or Treasurer of Master Health Services, Inc., and other privately owned companies some of which Marvin P. Loeb, his father-in-law, has an interest. Members of Mr. Barron's family, but not Mr. Barron, are beneficiaries of a trust established by Mr. Loeb. Mr. Barron holds a B.S. degree in Accounting from the University of Illinois.

     The other directors of the Company whose terms do not expire at the Annual Meeting are:

     Donald Baker has been a director of the Company since May 1983. He also has been a director of Cardiodyne, Inc. (formerly Trioptic Laser, Inc.) since August 1996. Mr. Baker recently retired after 39 years as a partner of the law firm of Baker & McKenzie. He holds a J.D.S. degree from the University of Chicago Law School. Mr. Baker is a Director of the Mid-America Committee on International Business and Government Cooperation, Chicago, Automedix Sciences (now COMC, Inc.), Santa Ana, CA and Cardiomedics, Inc., Santa Ana, CA. He is a member of the Illinois, Chicago and American Bar Associations.

     Marvin P. Loeb has been a director of the Company since 1980, Chairman of the Board of the Company since March 1981, Chief Executive Officer of the Company since April 1991 and he served as President of the Company from April 1991 until November 1992. He has been the Chairman of the Board for Cardiodyne, Inc. (formerly Trioptic Laser, Inc.) since May 1992. He has been a Director of Pharmos, Inc. (formerly Pharmatec, Inc.), a publicly-held company developing pharmaceutical products, since December 1982 and Chairman from that date until October 1992. Since May 1986, he has been Chairman and a director of Cardiomedics, Inc., a privately held company which developed and is marketing a circulatory assist device. Since November 1988, he has been Chairman of Ultramedics, Inc., a privately held company whose principal interest is its investment in Cardiomedics, Inc. Mr. Loeb was a Director of Gynex Pharmaceuticals, Inc., (now BioTechnology General Corporation), a publicly-held pharmaceutical manufacturer, from April 1986 until August 1993, and was its Chairman from April 1986 to August 1992. From April 1986 to June 1994, he was Chairman and a Director of Xtramedics, Inc. (now Athena Medical Corporation), a publicly held company engaged in the development of a feminine hygiene product. From December 1979, he was Chairman of Automedix Sciences, Inc., (now COMC, Inc.), a publicly held company in the voice and data telecommunications business, of which he continues to serve as a Director. Since 1980, Mr. Loeb has been a director of Revenge Marine, Inc. (formerly Contracap, Inc., (Chairman from 1988 to 1993), a publicly held designer and manufacturer of motor yachts and boats. Mr. Loeb was Chairman from 1983 to April 1987 and Vice Chairman from April 1987 to April 1992 of Petrogen, Inc., a privately held company which was developing genetically engineered bacteria for oil and toxic waste cleanup and is now inactive. Mr. Loeb has been President of Master Health Services, Inc., a family held medical consulting firm, since 1973, and Marvin P. Loeb and Company, a family held patent licensing firm, since 1983. Mr. Loeb is Mr. Barron's father-in-law. Mr. Loeb holds an honorary Doctor of Science Degree from Pacific States University and a Bachelor of Science Degree from the University of Illinois.

     Richard F. Horowitz has been a director of the Company since April 1983. He also has been a director of Cardiodyne, Inc. (formerly Trioptic Laser, Inc.) since May 1992. He has been a Director of Automedix Sciences, Inc. (now COMC, Inc.) since November 1988 and of Cardiomedics, Inc. since 1992. Mr. Horowitz has been a practicing attorney in New York City for the past 33 years. He has been a member of the firm of Heller, Horowitz & Feit, P.C. (formerly Heller, Horowitz &
Feit) since January 1979. Heller, Horowitz & Feit, P.C. has been securities counsel to the Company and to other entities with which Mr. Loeb is associated. Mr. Horowitz is a graduate of Columbia College and Columbia Law School. He is a member of the Association of the Bar of the City of New York and the New York State Bar Association.

                               EXECUTIVE OFFICERS

     The executive officers of the Company who are not also directors or nominees for director are:

     Charisse E. Chel, has been Chief Financial Officer since September 1997 and Treasurer since April 1997. She has been Corporate Controller since June 1996. Before joining the Company, she was Vice President-Administration and Finance and Controller for Coastcast Corporation. Ms. Chel has a Bachelor of Science Degree in Business Administration from the University of Phoenix.

     L. Dean Crawford, has been Senior Vice President-Research and Development since April 1997. Mr. Crawford had been Vice President-Operations/Research & Development since July 1995 and Vice President-Delivery Systems since May 1992. Mr. Crawford has been with Trimedyne since February 1989. Before joining the Company, he was a manufacturing engineer and R&D Section Manager for Baxter Edwards Critical Care Division. Mr. Crawford has a Bachelors and Masters of Engineering Degree in Mechanical Engineering from Brigham Young University.

     Richard A. Demmer, has been Vice President of International Sales and Corporate Secretary since 1990. Mr. Demmer had been Executive Vice President and Secretary of the Company and President, Industrial Products Division (Poly-Optical Products, Inc. and Laser Ionics, Inc.) since September 1987. He had been Secretary-Treasurer of the Company from September 1987 through November 1988 and previously served in that capacity from September 1985 to December 1986. He had been Vice President and General Manager, Industrial Products Division since September 1986. Prior to September 1986, Mr. Demmer was Vice President and General Manager (since 1978) and a Director (since April 1985) of the Company's subsidiary, Poly-Optical Products, Inc.

     Susan H. Gamble, has been Vice President-Regulatory Affairs and Quality Assurance since April 1997. Ms. Gamble has been with Trimedyne since May 1994 as Director, Regulatory Affairs and Quality Assurance. Before joining the Company, she was with Johnson & Johnson as Manager, Regulatory Affairs for Iolab Corporation. Ms. Gamble holds a Bachelor of Science Degree in Biological Sciences from the University of California at Irvine, and a Masters of Business Administration from Pepperdine University.

     Hope Sherwood, has been Vice President-Marketing since April 1997. Ms. Sherwood had been Director of Marketing since April 1992. She has been with Trimedyne since September 1987. Before joining the Company, she owned and managed two agencies in New York. Ms. Sherwood holds a Bachelor of Arts Degree in Spanish and English from the State University of New York at Albany.

                   BOARD OF DIRECTORS MEETING AND COMMITTEES

     During the 1997 fiscal year, there were two meetings of the Board of Directors. A number of actions, however, were taken by written unanimous consent resolutions of the directors. In 1988, the Board of Directors created a standing Audit Committee and a standing Compensation Committee, each of which currently consists of Messrs. Baker, Barron and Horowitz. There was one formal committee meeting during the fiscal 1997 year, and several informal meetings and discussions were held at various times throughout the fiscal year and numerous written consent resolutions were made by the Compensation Committee. The Board does not have a standing Nominating Committee. No director was absent from more than 33% of the Board meetings or meetings of the committee(s) of which he was a member.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth the executive compensation paid during the fiscal years ended September 30, 1997, 1996 and 1995 to all Executive officers of Trimedyne who earned more than $100,000 in combined salary and bonus in fiscal 1997:

                              SUMMARY COMPENSATION

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth the executive compensation paid during the fiscal years ended September 30, 1997, 1996 and 1995 to all Executive officers of Trimedyne who earned more than $100,000 in combined salary and bonus in fiscal 1997:

                                    TABLE I
                              SUMMARY COMPENSATION

                                                       ANNUAL                  LONG-TERM
                                                  COMPENSATION(1)         COMPENSATION AWARDS
                                                  ----------------   -----------------------------    ALL OTHER
                                                  SALARY    BONUS    SECURITIES UNDERLYING OPTIONS   COMPENSATION
NAME OF INDIVIDUAL AND PRINCIPAL POSITION  YEAR     ($)      ($)                  (#)                   ($)(2)
-----------------------------------------  ----   -------   ------   -----------------------------   ------------
Marvin P. Loeb                             1997   218,214       --                  --                  12,898
  Chairman of the Board, President         1996   199,518       --              60,000                  12,487
  and Chief Executive Officer              1995   189,858       --                  --                  12,770
Peter T. Hyde                              1997   189,808       --                  --                  15,359
  President and Chief                      1996   175,268       --              40,000                  15,444
  Operating Officer(5)                     1995   172,200       --                  --                  14,516
L. Dean Crawford                           1997    95,741       --                  --                   6,010
  Sr. V.P.-Research and Development        1996    95,365       --              20,000                   5,869
                                           1995    91,883       --              70,500(3)                5,260
Richard A. Demmer                          1997    85,757   25,982                  --                   7,731
  V.P. of International Sales, Secretary   1996    84,773   19,057               7,500                   8,282
                                           1995    80,581   13,029              54,000(4)                7,633

---------------

(1) Amounts shown include cash and non-cash compensation earned and received by executive officers.

(2) Amounts of Other Annual Compensation shown for officers include the cost of
    (i) car allowances and expenses, and (ii) costs of 401(k) matching contributions.

(3) Includes 58,500 shares of Common Stock repricing.

(4) Includes 50,000 shares of Common Stock repricing.

(5) Subsequent to fiscal 1997 year end, Mr. Hyde ceased being an Officer and Director of the Company.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                            CONCERNING COMPENSATION

     The following report of the Compensation Committee is provided solely to the shareholders of the Company pursuant to the requirements of Schedule 14A promulgated under the Securities Exchange Act of 1934, and shall not be deemed to be "filed" with the Securities and Exchange Commission for the purpose of establishing statutory liability. This Report shall not be deemed to be incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this Proxy Statement.

     The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, approves the compensation plans and specific compensation levels for executive officers, and administers the 1997 Incentive and Non-Qualified Stock Option Plan as well as the Company's other Stock Option Plans as they related to executive officers. The Compensation Committee is composed of three independent, non-employee directors who have no interlocking relationships as defined by the SEC.

     The Compensation Committee believes that the compensation of the Chief Executive Officer (CEO) should be heavily influenced by Company performance. Therefore, although there is necessarily some subjectiveness in setting their salaries, major elements of the compensation package are related to Company performance. The Committee establishes their salaries by considering the salaries of executives of comparably-sized companies and their performance according to data obtained by the Committee from independent outside information.

     The Compensation Committee has adopted similar policies with respect to compensation of other officers of the Company. Using salary survey data received from outside sources, the Committee establishes base salaries that are within the range of salaries for persons holding similarly responsible positions at other companies. In addition, the Committee considers factors such as relative company performance, the individual's past performance and future potential in establishing the base salaries of executive officers.

     As with the CEO, the number of options granted to the other officers is determined by the subjective evaluation of the executive's ability to influence the Company's long-term growth. All options are originally granted at the current market price on the date of grant. Since the value of an option bears a direct relationship to the Company's stock price, it is an effective incentive for management to create value for stockholders. The Committee, therefore, views stock options as an important component of its long-term, performance-based compensation philosophy.

                                          Donald Baker
                                          Bruce N. Barron
                                          Richard F. Horowitz

                               PERFORMANCE GRAPH

     The following graph shows a five year comparison of cumulative total returns* for Trimedyne, Stock Market Index (U.S. companies) and a Peer Group** Index.

                                          TMED               NASDAQ               PEER
1992                                       100                 100                 100
1993                                        66                 131                 142
1994                                        41                 132                 130
1995                                        41                 182                 260
1996                                        44                 216                 264
1997                                        27                 297                 383

---------------
 * Total returns assumes reinvestment of dividends.

** The Peer Group includes Coherent Inc., Laser Industries, Ltd, Medstone
   International, Inc., Surgical Laser Technology, Inc., and Laserscope, Inc. Each company within the Peer Group was selected based on their similar product lines and marketing areas.

     IT SHOULD BE NOTED THAT THIS GRAPH REPRESENTS HISTORICAL STOCK PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

     THE FOREGOING REPORT OF THE BOARD OF DIRECTORS REGARDING COMPENSATION AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED UNLESS SPECIFICALLY INCORPORATED.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

     There were no stock options granted to the executive officers during the fiscal year ended September 30, 1997.

                    STOCK OPTIONS HELD AT END OF FISCAL YEAR

     The following table provides information related to options exercised during the 1997 fiscal year and unexercised options held by the named executive officers as of the end of such fiscal year.

                         FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                SHARES                      OPTIONS AT FY END(#)(1)          AT FY END ($)(2)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
                              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                              -----------   -----------   -----------   -------------   -----------   -------------
Marvin P. Loeb..............      --            --          54,000         66,000            --            --
Peter T. Hyde...............      --            --          48,000         72,000            --            --
L. Dean Crawford............      --            --          31,810         31,200           183            --
Richard A. Demmer...........      --            --          17,100         17,400            --            --

---------------
(1) Non-Qualified Stock Options granted have a term of six years, and Incentive Stock Options granted have a term of ten years. All Options are subject to earlier termination, with options becoming exercisable over periods of two, three, or four years for Non-Qualified Stock options and five years for Incentive Stock Options from dates of grant. See footnote 1 to "Stock Option Grants in Last Fiscal Year" above for additional information or general terms which apply to all stock option awards made.

(2) Values were calculated by multiplying the closing market price of Trimedyne Common Stock at September 30, 1997 ($2.68 per share as reported by NASDAQ on that date) by the respective number of shares and subtracting the option price. No dollar value represents the market price is lower than the exercise price.

                          TRANSACTIONS WITH MANAGEMENT

     The following transactions occurred during fiscal 1997 in which the present directors, officers and key employees of the Company had a direct or indirect material interest. The Company believes that the terms of the transactions described below are as favorable as could have been obtained with unaffiliated third parties.

     Mr. Horowitz, a director of the Company, is a member of the firm of Heller, Horowitz & Feit, P.C., securities counsel to the Company. Heller, Horowitz & Feit, P.C. also represents other companies of which Mr. Loeb is a director, officer and/or controlling stockholder. During the fiscal year ended September 30, 1997, the company paid $27,800 to the above law firm. Mr. Barron, a director, is also a consultant to the Company and was compensated at the rate of $2,800 per month receiving a total of $33,600 in fiscal 1997.

                         INDEPENDENT PUBLIC ACCOUNTANT

     The Company has appointed Price Waterhouse, LLP as independent public accountants to examine the consolidated financial statements of the Company for the current fiscal year. The selection of Price Waterhouse was approved by the Board of Directors prior to their appointment. Price Waterhouse, LLP has advised the Company that they do not have any material financial interests in, or any connection (other than as independent accountants) with the Company.

     A representative of Price Waterhouse is expected to be present at the Annual Meeting and will have the opportunity to make a statement if the representative desires to do so and is expected to be available to respond to appropriate questions from stockholders.

                        STOCKHOLDERS PROPOSALS FOR 1998
                         ANNUAL MEETING OF STOCKHOLDERS

     Proposals which stockholders intend to present at the Annual Meeting of Stockholders to be held in 1999 must be received by the Company by December 31, 1998 to be eligible for inclusion in the proxy material for the 1999 Annual Meeting.

                           ANNUAL REPORT ON FORM 10-K

     Upon sending a written request to Trimedyne, Inc., P.O. Box 57001, 2801 Barranca Road, Irvine, California 92619-7001, Attention: Charisse E. Chel, stockholders may obtain, free of charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, and any amendments thereto, as filed with the Securities and Exchange Commission.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the only business which management expects to be considered at the Annual Meeting is the election of directors. However, if any other matters come before the Annual Meeting, the persons named in the enclosed form of proxy are expected to vote the proxy in accordance with their best judgment on such matters.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          Marvin P. Loeb
                                          Chairman of the Board

DATED: August 24, 1998

                                TRIMEDYNE, INC.
                       P.O. Box 57001, 2801 Barranca Rd.
                             Irvine, CA 92619-7001

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                   -----------------------------------------

              Annual Meeting of Stockholders - September 16, 1998

     The undersigned, as a Stockholder of TRIMEDYNE, INC. (the "Company"), hereby appoints MARVIN P. LOEB and DONALD BAKER, or either of them, the true and lawful proxies and attorneys in fact of the undersigned to attend the Annual Meeting of the Stockholders of the Company to be held on September 16, 1998, at 10:00 a.m. at 2801 Barranca Road, Irvine, CA 92606, and any adjournments thereof, and hereby authorizes them to vote, as designated below, the number of shares which the undersigned would be entitled to vote, as fully and with the same effect as the undersigned might do if personally present on the following matters as set forth in the Proxy Statement and Notice dated August, 1998:

              (PLEASE SIGN AND DATE THE PROXY ON THE REVERSE SIDE)

                                                                SEE REVERSE SIDE

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

[X] PLEASE MARK YOUR VOTES
    AS IN THIS EXAMPLE


1. ELECTION OF CLASS 1 DIRECTOR (THREE YEAR TERM)

     FOR the nominee listed at right              WITHHOLD AUTHORITY to vote for
     except as marked to the contrary:            the nominee listed at right:

                    [ ]                                          [ ]

                           NOMINEE:  Bruce N. Barron


2. IN THE DISCRETION OF SUCH PROXIES UPON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE IDENTIFIED ABOVE TO THE BOARD OF DIRECTORS IN THE DISCRETION OF THE PROXIES NAMED, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     This Proxy is revocable at any time, and the undersigned reserve the right to attend the meeting and vote in person. The undersigned hereby revokes any proxy heretofore given in respect of the shares of the Company.

THE BOARD OF DIRECTORS URGES THAT YOU FILL IN, SIGN AND DATE THE PROXY AND RETURN IT PROMPTLY BY MAIL IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

CORRECT ADDRESS IF NECESSARY


                                                                    No. of
SIGNATURE(S)______________________________ DATE____________, 1998   Shares______

NOTE: Please sign exactly as name(s) appear on your Stock Certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one name is shown, as in the case of joint tenancy, each party must sign.